Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Fourth-Quarter and Fiscal Year 2013 Results

•	Q4 2013 GAAP Revenue of $638 Million, Non-GAAP Revenue of $758 Million

•	Q4 2013 GAAP Earnings Per Share of $0.15, Non-GAAP Earnings Per Share of $0.47

•	2013 GAAP Earnings Per Share of $0.70, Non-GAAP Earnings Per Share of $1.68

SAN JOSE, Calif., Feb. 12, 2014 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2013 fourth quarter and fiscal year ended Dec. 29, 2013.

($ Millions, except per-share data)	4th Quarter 2013	3rd Quarter 2013	4th Quarter 2012	2013	2012
GAAP revenue (1)	$638.1	$657.1	$678.5	$2,507.2	$2,417.5
GAAP gross margin	20.5%	29.4%	6.9%	19.6%	10.2%
GAAP net income (loss) (2)	$22.3	$108.4	$(144.8)	$95.6	$(352.0)
GAAP net income (loss) per diluted share (2)	$0.15	$0.73	$(1.22)	$0.70	$(3.01)
Non-GAAP gross margin (3)	20.4%	19.1%	18.7%	20.4%	15.4%
Non-GAAP net income per diluted share (3)	$0.47	$0.44	$0.18	$1.68	$0.18
Megawatts produced	317	313	153	1,134	936

(1)
GAAP revenue includes (excludes) $(120.1) million, $37.7 million and $(106.1) million for the fourth quarter of fiscal 2013, third quarter of fiscal 2013, and the fourth quarter of fiscal 2012, respectively, in revenue primarily related to utility and power plant projects. Similarly, GAAP revenue for fiscal 2013 and 2012 excludes $95.1 million and $204.6 million, respectively, in revenue primarily related to utility and power plant projects. See details in the non-GAAP measures disclosure included in this press release.

(2)
GAAP results include net, pre-tax adjustments excluded from non-GAAP results which increase (decrease) net income (loss) by $(48.0) million, $53.1 million and $(179.3) million for the fourth quarter of fiscal 2013, third quarter of fiscal 2013, and the fourth quarter of fiscal 2012, respectively. Similarly, GAAP results include net, pre-tax adjustments excluded from non-GAAP results which decrease net income (loss) for fiscal 2013 and 2012 by $124.9 million and $371.3 million, respectively. See details in the non-GAAP measures disclosure included in this press release.

(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“Solid execution enabled us to substantially beat our plan every quarter this year,” said Tom Werner, SunPower president and CEO. “Demand remains strong in both our power plant and distributed generation businesses, and we are executing well in our manufacturing operations with all solar cell fabrication facilities (Fab) running at full capacity. Our technology and operations teams continue to drive down panel cost as we reduced our annual costs by more than 20 percent for the second year in a row. Additionally, our new 350-megawatt (MW) Fab remains on track and we expect first silicon production in less than 12 months.

“Regionally, North America was once again our strongest market. The 579-MW AC Solar Star projects for MidAmerican Solar reached a key milestone with the first 57-MW array segment delivering energy to the grid, and we achieved full commercial operation on the 250-MW AC California Valley Solar Ranch (CVSR), one of the world’s largest solar power plants completed to date. We also booked a 20-MW SunPower® C7 Tracker project in North America for delivery in 2015. This is an important milestone in the commercial scale-up of this exciting, new and low-cost power plant technology. We also continue to see strong momentum in our North American residential business, with more than 20,500 leasing customers signed to date. Our recently announced $220 million lease capacity partnership with Bank of America ensures that we will have the resources available to continue to drive growth in this channel in 2014.

“We achieved our end of year profitability goal in the EMEA region as we benefited from increased revenue and margins due to a strong rebound in our rooftop business in Europe as well as the sale of one of our power plant projects.

“SunPower posted another strong quarter in Asia Pacific, with Japan accounting for 24 percent of total company shipments. Including the recent announcement of our seven-site, 20-MW supply agreement with Ecomax Japan Inc., we are supplying our industry leading solar panel technology to more than 110 MW of power plant projects in Japan. Combined with our significant share in the residential channel, we have an increasingly broad market footprint in this key market.

“Our partnership with Total is also facilitating expansion into a number of new solar markets worldwide. For example, final financing was secured for construction of the 70-MW merchant power plant in Chile and we were awarded an 86-MW power plant project in the most recent South Africa tender process. With a 6-gigawatt (GW) global pipeline, continued focus on the Middle East and our C7 tracker joint venture in China, we expect further international project announcements this year,” concluded Werner.

“SunPower delivered another strong quarter across all business segments as we exceeded our revenue and profit targets for the quarter and the year,” said Chuck Boynton, SunPower CFO. “Additionally, we strengthened our balance sheet while generating approximately $270 million in free cash flow in 2013 by prudently managing our working capital. We were also pleased to extend our relationship with Bank of America as their scalable, proven platform will help us drive continued growth in our residential lease channel. With the further monetization of our significant project pipeline, continued focus on expanding our global footprint and ability to optimize our cost and capital structure, we are well positioned to meet our goals for 2014.”

Fourth quarter fiscal 2013 GAAP results include net, pre-tax adjustments excluded from non-GAAP results which decrease net income by $48.0 million, including a $19.4 million gross margin adjustment related to the timing of revenue recognition from utility and power plant projects; $14.6 million in stock-based compensation expense; $12.6 million in non-cash interest expense and $1.4 million of other adjustments.

First Quarter and Fiscal Year 2014 Financial Outlook

The company’s first quarter 2014 consolidated non-GAAP guidance is as follows: revenue of $650 million to $700 million, gross margin of 18 percent to 20 percent, net income per diluted share of $0.25 to $0.40 and MW recognized in the range of 320 MW to 350 MW. On a GAAP basis, the company expects revenue of $575 million to $625 million, gross margin of 18 percent to 20 percent and net income per diluted share of $0.10 to $0.25.

For fiscal year 2014, the company expects non-GAAP revenue of $2.4 billion to $2.6 billion, gross margin of 19 percent to 21 percent, net income per diluted share of $1.00 to $1.30, capital expenditures of $150 million to $170 million and GW recognized in the range of 1.15 GW to 1.25 GW. On a GAAP basis, the company expects revenue of $2.45 billion to $2.65 billion, gross margin of 20 percent to 22 percent and net income per diluted share of $0.65 to $0.95.

The company will host a conference call for investors this afternoon to discuss its fourth quarter 2013 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth quarter 2013 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity; (b) anticipated construction timelines and milestones for our major projects; (c) growing demand in residential leasing and financing arrangements relating to our residential lease program; (d) growing demand in Japan; (e) our expansion into new markets, facilitated by our partnership with Total S.A.; (f) our growing international project pipeline; (g) our efforts to reduce panel manufacturing costs; (h) our growing North American commercial project pipeline; (i) our positioning for long-term profitability; (j) strategically managing cash; (k) guidance for the first fiscal quarter of 2014, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net income per diluted share; (l) guidance for fiscal year 2014, including non-GAAP revenue, gross margin, net income per diluted share, capital expenditures and GW recognized and GAAP revenue, gross margin and net income per diluted share; (m) reducing operating expenses; (n) generating free cash flow; (o) additional leasing capacity; and (p) optimization of our cost and capital structure. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the California Valley Solar Ranch and Solar Star projects; (7) the success of our ongoing research and development efforts and commercialization of new products and services; (8) fluctuations in our operating results; (9) manufacturing difficulties that could arise; and (10) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 29, 2013	Dec. 30, 2012
ASSETS
Cash and cash equivalents	$762,511	$457,487
Restricted cash and cash equivalents	31,499	46,964
Investments	8,892	10,885
Accounts receivable, net	360,594	398,150
Costs and estimated earnings in excess of billings	31,787	36,395
Inventories	245,575	291,386
Advances to suppliers	383,314	351,405
Long-term financing receivables, net	175,273	67,742
Prepaid expenses and other assets	944,747	822,118
Property, plant and equipment, net	533,387	526,914
Solar power systems leased and to be leased, net	345,504	247,995
Project assets—plants and land, net	75,607	83,507
Total assets	$3,898,690	$3,340,948
LIABILITIES AND EQUITY
Accounts payable	$443,969	$414,335
Accrued and other liabilities	882,148	582,991
Billings in excess of costs and estimated earnings	308,650	225,550
Bank loans and other debt	150,007	390,361
Convertible debt	755,968	438,629
Customer advances	204,165	295,730
Total liabilities	2,744,907	2,347,596
Stockholders’ equity	1,116,153	993,352
Noncontrolling interests in subsidiaries	37,630	—
Total equity	1,153,783	993,352
Total liabilities and equity	$3,898,690	$3,340,948

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012
Revenue:
AMERICAS	$382,650	$442,091	$520,200	$1,676,472	$1,696,348
EMEA	154,285	120,712	89,410	450,659	489,484
APAC	101,199	94,317	68,915	380,072	231,669
Total revenue	638,134	657,120	678,525	2,507,203	2,417,501
Cost of revenue:
AMERICAS	291,657	306,024	437,355	1,299,701	1,415,417
EMEA	129,921	100,605	137,071	419,416	559,993
APAC	85,888	57,261	57,222	297,014	195,693
Total cost of revenue	507,466	463,890	631,648	2,016,131	2,171,103
Gross margin	130,668	193,230	46,877	491,072	246,398
Operating expenses:
Research and development	16,972	14,903	17,670	58,080	63,456
Selling, general and administrative	76,125	63,229	101,858	271,481	310,246
Restructuring charges	897	1,114	39,634	2,602	100,823
Goodwill and other intangible asset impairment	—	—	—	—	59,581
Total operating expenses	93,994	79,246	159,162	332,163	534,106
Operating income (loss)	36,674	113,984	(112,285)	158,909	(287,708)
Gain on share lending arrangement	—	—	—	—	50,645
Other expense, net	(25,428)	(32,762)	(24,443)	(117,326)	(92,600)
Income (loss) before income taxes and equity in earnings (loss) of unconsolidated investees	11,246	81,222	(136,728)	41,583	(329,663)
Benefit from (provision for) income taxes	(8,985)	4,575	(9,300)	(11,905)	(21,842)
Equity in earnings (loss) of unconsolidated investees	1,611	1,585	1,257	3,872	(515)
Net income (loss)	3,872	87,382	(144,771)	33,550	(352,020)
Net loss attributable to noncontrolling interests	18,466	21,004	—	62,043	—
Net income (loss) attributable to stockholders	$22,338	$108,386	$(144,771)	$95,593	$(352,020)

Net income (loss) per share attributable to stockholders:
– Basic	$0.18	$0.89	$(1.22)	$0.79	$(3.01)
– Diluted	$0.15	$0.73	$(1.22)	$0.70	$(3.01)
Weighted-average shares:
– Basic	121,464	121,314	119,148	120,819	117,093
– Diluted	151,337	153,876	119,148	138,980	117,093

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012

Net income (loss)	$3,872	$87,382	$(144,771)	$33,550	$(352,020)
Components of comprehensive income (loss):
Translation adjustment	556	1,923	843	(1,447)	(959)
Net unrealized gain (loss) on derivatives	(38)	(2,005)	22	(562)	(10,716)
Unrealized gain on investments	—	7	—	—	—
Income taxes	112	379	(4)	212	2,012
Net change in accumulated other comprehensive income (loss)	630	304	861	(1,797)	(9,663)
Total comprehensive income (loss)	4,502	87,686	(143,910)	31,753	(361,683)
Comprehensive loss attributable to noncontrolling interests	18,466	21,004	—	62,043	—
Comprehensive income (loss) attributable to stockholders	$22,968	$108,690	$(143,910)	$93,796	$(361,683)

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012

Cash flows from operating activities:
Net income (loss)	$3,872	$87,382	$(144,771)	$33,550	$(352,020)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	25,067	24,764	26,924	98,191	117,770
Stock-based compensation	14,575	12,082	9,260	45,678	42,439
Non-cash interest expense	12,634	12,311	8,841	49,016	38,177
Goodwill and other intangible asset impairment	—	—	—	—	59,581
Loss on retirement of property, plant and equipment	—	—	21,408	—	77,807
Gain on contract termination	—	(51,988)	—	(51,988)	—
Gain on share lending arrangement	—	—	—	—	(50,645)
Third-party inventories write-down	—	—	—	—	8,869
Equity in (earnings) loss of unconsolidated investees	(1,611)	(1,585)	(1,257)	(3,872)	515
Deferred income taxes and other tax liabilities	(1,179)	(4,830)	(4,442)	1,138	(4,332)
Other, net	1,184	1,050	946	4,396	3,841
Changes in operating assets and liabilities:
Accounts receivable	(7,365)	61,063	(113,343)	(53,756)	11,522
Costs and estimated earnings in excess of billings	10,776	(1,246)	29,167	4,608	18,458
Inventories	32,300	(65,253)	78,400	(6,243)	28,324
Project assets	20,019	(10,820)	78,520	(22,094)	(23,397)
Long-term financing receivables, net	(36,096)	(21,943)	(14,352)	(107,531)	(62,415)
Prepaid expenses and other assets	(80,667)	15,628	(86,368)	39,123	(73,706)
Advances to suppliers	(18,174)	(5,930)	6,110	(31,909)	(23,883)
Accounts payable and other accrued liabilities	13,830	65,077	134,572	120,599	91,564
Billings in excess of costs and estimated earnings	55,321	(81,600)	85,926	83,100	54,723
Customer advances	(11,610)	(5,293)	25,663	(39,577)	65,711
Net cash provided by operating activities	32,876	28,869	141,204	162,429	28,903
Cash flows from investing activities:
(Increase) decrease in restricted cash and cash equivalents	521	(2,882)	(21,750)	15,465	32,591
Purchases of property, plant and equipment	(8,594)	(5,579)	(25,753)	(34,054)	(104,786)
Cash paid for solar power systems, leased and to be leased	(13,616)	(18,544)	(49,791)	(97,235)	(150,446)
Cash paid for solar power systems	(21,257)	—	—	(21,257)	—
Purchases of marketable securities	—	—	—	(99,928)	(1,436)
Proceeds from sales or maturities of marketable securities	—	100,947	—	100,947	—
Proceeds from sale of equipment to third-party	—	628	5	645	424
Cash received for sale of investment in unconsolidated investee	—	—	—	—	17,403
Cash paid for investments in unconsolidated investees	(16,350)	—	(3,817)	(17,761)	(13,817)
Net cash provided by (used in) investing activities	(59,296)	74,570	(101,106)	(153,178)	(220,067)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	—	296,283	—
Proceeds from issuance of bank loans, net of issuance costs	—	—	25,000	—	150,000
Proceeds from issuance of project loans, net of issuance costs	14,169	11,610	—	82,394	27,617
Proceeds from residential lease financing	13,027	26,817	33,568	96,392	60,377
Proceeds from sale-leaseback financing	32,382	—	—	73,139	—
Proceeds from private offering of common stock, net of issuance costs	—	—	—	—	163,616
Contributions from noncontrolling interests	26,607	29,535	—	100,008	—
Proceeds from recovery of claim in connection with share lending arrangement	—	—	—	—	50,645
Proceeds from exercise of stock options	58	49	—	156	51
Cash paid for repurchased convertible debt	—	—	—	—	(198,608)
Repayment of bank loans, project loans and other debt	(388)	(8,386)	(27,651)	(290,486)	(154,078)
Assumption of project loan by customer	(34,850)	—	—	(34,850)	—
Repayment of sale-leaseback financing	(3,680)	—	—	(8,804)	—
Distributions to noncontrolling interests	(335)	—	—	(335)	—
Cash distributions to Parent in connection with the transfer of entities under common control	—	—	8,653	—	(169,637)
Purchases of stock for tax withholding obligations on vested restricted stock	(2,245)	(1,401)	(261)	(19,829)	(5,691)
Net cash provided by (used in) financing activities	44,745	58,224	39,309	294,068	(75,708)
Effect of exchange rate changes on cash and cash equivalents	611	1,352	954	1,705	(1,259)
Net increase (decrease) in cash and cash equivalents	18,936	163,015	80,361	305,024	(268,131)
Cash and cash equivalents, beginning of period	743,575	580,560	377,126	457,487	725,618
Cash and cash equivalents, end of period	$762,511	$743,575	$457,487	$762,511	$457,487

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$25,613	$22,166	$13,554	$93,013	$23,813
Property, plant and equipment acquisitions funded by liabilities	5,288	5,628	6,408	5,288	6,408
Costs of solar power systems, leased and to be leased, sourced from existing inventory	10,380	13,627	37,625	53,721	117,692
Costs of solar power systems, leased and to be leased, funded by liabilities	4,392	2,315	6,544	4,392	6,544
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	6,043	—	—	30,442	—
Issuance of warrants in connection with the Liquidity Support Agreement	—	—	—	—	50,327

(In thousands, except per share data)
	THREE MONTHS ENDED			TWELVE MONTHS ENDED		THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$130,668	$193,230	$46,877	$491,072	$246,398	$154,926	$118,478	$146,960	$530,379	$403,994
Operating income (loss)	$36,674	$113,984	$(112,285)	$158,909	$(287,708)	$72,734	$49,221	$58,654	$237,328	$95,307
Net income (loss) per share attributable to stockholders:
- Basic	$0.18	$0.89	$(1.22)	$0.79	$(3.01)	$0.59	$0.48	$0.18	$1.83	$0.18
- Diluted	$0.15	$0.73	$(1.22)	$0.70	$(3.01)	$0.47	$0.44	$0.18	$1.68	$0.18

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss), net income (loss) per share, earnings before interest, taxes, depreciation and amortization (EBITDA) and free cash flow. Management believes that each of these non-GAAP measures (gross margin, operating income (loss), net income (loss) per share, EBITDA and free cash flow) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including gain on contract termination, stockbased compensation, non-cash interest expense and other items as described below. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including gain on contract termination, stock-based compensation, non-cash interest expense, restructuring charges, and other items as described below. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including gain on contract termination, stock-based compensation, non-cash interest expense, restructuring charges, other items as described below, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

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EBITDA. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, independent of items including gain on contract termination, stock-based compensation, noncash interest expense, restructuring charges, cash interest expense, net of interest income, provision for income taxes, depreciation, and other items as described below. In addition, the presentation of EBITDA includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

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Free cash flow. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, inclusive of lease financing as described below. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

Included items

•
Utility and power plant projects. The company includes adjustments to non-GAAP revenue and non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent between the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins are generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

•	Free cash flow adjustments. Specifically to calculate free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from residential lease financing

•	Proceeds from sale-leaseback financing

•	Contributions from noncontrolling interests

•	Distributions to noncontrolling interests

•	Repayment of sale-leaseback financing

Excluded Items

•
Gain on contract termination. During the third quarter of fiscal 2013, SunPower agreed to terminate a contract with one of the company’s suppliers. As a result, SunPower recorded a gain associated with the non-cash forfeiture of a previously recorded advance from the supplier. As this gain is nonrecurring in nature, excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

•
Non-cash interest expense. SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without non-cash interest expense.

•
Restructuring charges. In October 2012, the company’s Board of Directors approved a reorganization to accelerate operating cost reduction and improve overall operating efficiency (the October 2012 Restructuring Plan). Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Other. Beginning with the first quarter of fiscal 2013 the company has combined amounts previously disclosed under separate captions. These amounts were previously disclosed under one of the following captions:

•	Goodwill and other intangible asset impairment

•	Amortization of intangible assets

•	Restructuring charges (related to actions prior to the October 2012 Restructuring Plan)

•	Charges on manufacturing step reduction plan

•	Non-recurring idle equipment impairment

•	Class action settlement

•	Acquisition and integration costs

•	Change in European government incentives

•	Gain (loss) on mark-to-market derivative instruments

•	Gain on share lending arrangement

•	Gain on sale of equity interest in unconsolidated investee

The adjustments recorded in “Other” for the fourth quarter of fiscal 2013 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges.”

•
Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•	EBITDA adjustments. Specifically to calculate EBITDA, in addition to adjustments previously described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						TWELVE MONTHS ENDED
	Dec. 29, 2013		Sep. 29, 2013		Dec. 30, 2012		Dec. 29, 2013		Dec. 30, 2012
GAAP AMERICAS revenue	$382,650		$442,091		$520,200		$1,676,472		$1,696,348
Utility and power plant projects	120,058		(37,669)		106,052		95,788		204,811
Non-GAAP AMERICAS revenue	$502,708		$404,422		$626,252		$1,772,260		$1,901,159
GAAP EMEA revenue	$154,285		$120,712		$89,410		$450,659		$489,484
Other	—		—		—		—		(193)
Non-GAAP EMEA revenue	$154,285		$120,712		$89,410		$450,659		$489,291
GAAP APAC revenue	$101,199		$94,317		$68,915		$380,072		$231,669
Other	—		—		—		(672)		—
Non-GAAP APAC revenue	$101,199		$94,317		$68,915		$379,400		$231,669
GAAP total revenue	$638,134		$657,120		$678,525		$2,507,203		$2,417,501
Utility and power plant projects	120,058		(37,669)		106,052		95,788		204,811
Other	—		—		—		(672)		(193)
Non-GAAP total revenue	$758,192		$619,451		$784,577		$2,602,319		$2,622,119
GAAP AMERICAS gross margin	$90,993	23.8%	$136,067	30.8%	$82,845	15.9%	$376,771	22.5%	$280,931	16.6%
Utility and power plant projects	19,381		(26,323)		82,294		77,338		107,163
Gain on contract termination	—		(25,604)		—		(25,604)		—
Stock-based compensation expense	1,941		1,295		1,438		5,150		6,181
Non-cash interest expense	401		291		293		1,203		1,024
Other	514		42		8,698		957		19,306
Non-GAAP AMERICAS gross margin	$113,230	22.5%	$85,768	21.2%	$175,568	28.0%	$435,815	24.6%	$414,605	21.8%
GAAP EMEA gross margin	$24,364	15.8%	$20,107	16.7%	$(47,661)	(53.3)%	$31,243	6.9%	$(70,509)	(14.4)%
Gain on contract termination	—		(9,395)		—		(9,395)		—
Stock-based compensation expense	798		803		693		2,660		3,851
Non-cash interest expense	127		107		101		495		526
Other	—		—		2,986		186		11,600
Non-GAAP EMEA gross margin	$25,289	16.4%	$11,622	9.6%	$(43,881)	(49.1)%	$25,189	5.6%	$(54,532)	(11.1)%
GAAP APAC gross margin	$15,311	15.1%	$37,056	39.3%	$11,693	17.0%	$83,058	21.9%	$35,976	15.5%
Gain on contract termination	—		(16,988)		—		(16,988)		—
Stock-based compensation expense	925		827		453		3,006		1,578
Non-cash interest expense	171		193		102		713		292
Other	—		—		3,025		(414)		6,075
Non-GAAP APAC gross margin	$16,407	16.2%	$21,088	22.4%	$15,273	22.2%	$69,375	18.3%	$43,921	19.0%
GAAP total gross margin	$130,668	20.5%	$193,230	29.4%	$46,877	6.9%	$491,072	19.6%	$246,398	10.2%
Utility and power plant projects	19,381		(26,323)		82,294		77,338		107,163
Gain on contract termination	—		(51,987)		—		(51,987)		—
Stock-based compensation expense	3,664		2,925		2,584		10,816		11,610
Non-cash interest expense	699		591		496		2,411		1,842
Other	514		42		14,709		729		36,981
Non-GAAP total gross margin	$154,926	20.4%	$118,478	19.1%	$146,960	18.7%	$530,379	20.4%	$403,994	15.4%
GAAP operating expenses	$93,994		$79,246		$159,162		$332,163		$534,106
Stock-based compensation expense	(10,911)		(9,157)		(6,676)		(34,862)		(30,829)
Non-cash interest expense	(42)		(42)		(34)		(166)		(110)
October 2012 Restructuring Plan	(2,018)		(56)		(30,227)		(1,241)		(30,227)
Other	1,169		(734)		(33,919)		(2,843)		(164,253)
Non-GAAP operating expenses	$82,192		$69,257		$88,306		$293,051		$308,687
GAAP operating income (loss)	$36,674		$113,984		$(112,285)		$158,909		$(287,708)
Utility and power plant projects	19,381		(26,323)		82,294		77,338		107,163
Gain on contract termination	—		(51,987)		—		(51,987)		—
Stock-based compensation expense	14,575		12,082		9,260		45,678		42,439
Non-cash interest expense	741		633		530		2,577		1,952
October 2012 Restructuring Plan	2,018		56		30,227		1,241		30,227
Other	(655)		776		48,628		3,572		201,234
Non-GAAP operating income	$72,734		$49,221		$58,654		$237,328		$95,307

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO STOCKHOLDERS:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012
Basic:
GAAP net income (loss) per share attributable to stockholders	$0.18	$0.89	$(1.22)	$0.79	$(3.01)
Utility and power plant projects	0.16	(0.22)	0.69	0.64	0.91
Gain on contract termination	—	(0.43)	—	(0.43)	—
Stock-based compensation expense	0.12	0.10	0.08	0.38	0.36
Non-cash interest expense	0.10	0.10	0.07	0.41	0.33
October 2012 Restructuring Plan	0.02	—	0.25	0.01	0.26
Other	(0.01)	0.01	0.42	0.03	1.31
Tax effect	0.02	0.03	(0.11)	—	0.02
Non-GAAP net income per share attributable to stockholders	$0.59	$0.48	$0.18	$1.83	$0.18
Diluted:
GAAP net income (loss) per share attributable to stockholders	$0.15	$0.73	$(1.22)	$0.70	$(3.01)
Utility and power plant projects	0.12	(0.18)	0.69	0.59	0.91
Gain on contract termination	—	(0.38)	—	(0.38)	—
Stock-based compensation expense	0.10	0.11	0.08	0.35	0.36
Non-cash interest expense	0.08	0.11	0.07	0.38	0.33
October 2012 Restructuring Plan	0.01	—	0.25	0.01	0.26
Other	—	0.03	0.42	0.03	1.31
Tax effect	0.01	0.02	(0.11)	—	0.02
Non-GAAP net income per share attributable to stockholders	$0.47	$0.44	$0.18	$1.68	$0.18
Weighted-average shares:
GAAP net income (loss) per share attributable to stockholders:
- Basic	121,464	121,314	119,148	120,819	117,093
- Diluted	151,337	153,876	119,148	138,980	117,093
Non-GAAP net income per share attributable to stockholders:
- Basic	121,464	121,314	119,148	120,819	117,093
- Diluted *	160,049	133,138	120,034	131,910	117,717

*Non-GAAP diluted weighted-average shares exclude the potential impact of the company's convertible bonds under the if-converted method when the relevant conversion option is not in the money for the relevant period. For the three months ended September 29, 2013, 12.0 million and 8.7 million weighted-average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded. For the twelve months ended December 29, 2013, 7.1 million and 8.7 million weighted-averages shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded.

EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012

GAAP net income (loss) attributable to stockholders	$22,338	$108,386	$(144,771)	$95,593	$(352,020)
Utility and power plant projects	19,381	(26,323)	82,294	77,338	107,163
Gain on contract termination	—	(51,987)	—	(51,987)	—
Stock-based compensation expense	14,575	12,082	9,260	45,678	42,439
Non-cash interest expense	12,634	12,311	8,841	49,016	38,177
October 2012 Restructuring Plan	2,018	56	30,227	1,241	30,227
Other	(648)	779	48,628	3,609	153,338
Cash interest expense, net of interest income	11,536	16,292	11,545	56,283	46,804
Provision for income taxes	8,985	(4,575)	9,300	11,905	21,842
Depreciation	24,553	24,722	25,909	97,446	108,656
EBITDA	$115,372	$91,743	$81,233	$386,122	$196,626

FREE CASH FLOW:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 29, 2013	Sep. 29, 2013	Dec. 30, 2012	Dec. 29, 2013	Dec. 30, 2012

Net cash provided by operating activities	$32,876	$28,869	$141,204	$162,429	$28,903
Net cash provided by (used in) investing activities	(59,296)	74,570	(101,106)	(153,178)	(220,067)
Proceeds from residential lease financing	13,027	26,817	33,568	96,392	60,377
Proceeds from sale-leaseback financing	32,382	—	—	73,139	—
Contributions from noncontrolling interests	26,607	29,535	—	100,008	—
Distributions to noncontrolling interests	(335)	—	—	(335)	—
Repayment of sale-leaseback financing	(3,680)	—	—	(8,804)	—
Free cash flow	$41,581	$159,791	$73,666	$269,651	$(130,787)

Q1 2014 GUIDANCE (in thousands except per share data)	Q1 2014	FY 2014
Revenue (GAAP)	$575,000-$625,000	$2,450,000-$2,650,000
Revenue (non-GAAP) (a)	$650,000-$700,000	$2,400,000-$2,600,000
Gross margin (GAAP)	18%-20%	20%-22%
Gross margin (non-GAAP) (b)	18%-20%	19%-21%
Net income per diluted share (GAAP)	$0.10-$0.25	$0.65-$0.95
Net income per diluted share (non-GAAP) (c)	$0.25-$0.40	$1.00-$1.30

(a)	Estimated non-GAAP amounts above include a net increase (decrease) of $75 million for Q1 2014 and $(50) million for fiscal 2014 of revenue primarily related to utility and power plant projects.

(b)
Estimated non-GAAP amounts above for Q1 2014 include net, pre-tax adjustments that increase gross margin by approximately $5 million related to the non-GAAP revenue adjustments that are discussed above, $3 million related to stock-based compensation expense, and $1 million related to non-cash interest expense. Estimated non-GAAP amounts above for fiscal 2014 include net, pre-tax adjustments that increase (decrease) gross margin by approximately $(40) million related to the non-GAAP revenue adjustments that are discussed above, $14 million related to stockbased compensation expense, and $3 million related to non-cash interest expense.

(c)
Estimated non-GAAP amounts above for Q1 2014 include estimated net, pre-tax adjustments that increase net income by approximately $5 million related to the non-GAAP revenue adjustments that are discussed above, $13 million related to stock-based compensation expense, $5 million related to non-cash interest expense, $2 million related to restructuring charges, and $3 million related to other items. Estimated non-GAAP amounts above for fiscal 2014 include estimated net, pre-tax adjustments that increase (decrease) net income by approximately $(40) million related to the non-GAAP revenue adjustments that are discussed above, $54 million related to stock-based compensation expense, $23 million related to non-cash interest expense, $5 million related to restructuring expenses, $10 million related to other items, and $5 million related to tax effects.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower's non-GAAP gross margin, operating income (loss) and net income (loss) per share measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	December 29, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$120,058	$—	$—	$(100,677)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,941	798	925	1,677	9,234	—	—	—
Non-cash interest expense	—	—	—	401	127	171	19	23	—	11,893	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	2,018	—	—
Other	—	—	—	514	—	—	—	(48)	(1,121)	7	—
Tax effect	—	—	—	—	—	—	—	—	—	—	1,900
	$120,058	$—	$—	$(97,821)	$925	$1,096	$1,696	$9,209	$897	$11,900	$1,900

	September 29, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(37,669)	$—	$—	$11,346	$—	$—	$—	$—	$—	$—	$—
Gain on contract termination	—	—	—	(25,604)	(9,395)	(16,988)	—	—	—	—	—
Stock-based compensation expense	—	—	—	1,295	803	827	1,390	7,767	—	—	—
Non-cash interest expense	—	—	—	291	107	193	19	23	—	11,678	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	56	—	—
Other	—	—	—	42	—	—	—	(324)	1,058	3	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,477
	$(37,669)	$—	$—	$(12,630)	$(8,485)	$(15,968)	$1,409	$7,466	$1,114	$11,681	$3,477

	December 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$106,052	$—	$—	$(23,758)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,438	693	453	1,085	5,591	—	—	—
Non-cash interest expense	—	—	—	293	101	102	5	29	—	8,311	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	30,227	—
Other	—	—	—	8,698	2,986	3,025	2,226	22,286	9,407	—	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(12,823)
	$106,052	$—	$—	$(13,329)	$3,780	$3,580	$3,316	$27,906	$39,634	$8,311	$(12,823)

TWELVE MONTHS ENDED

	December 29, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$95,788	$—	$—	$(18,450)	$—	$—	$—	$—	$—	$—	$—
Gain on contract termination	—	—	—	(25,604)	(9,395)	(16,988)	—	—	—	—	—
Stock-based compensation expense	—	—	—	5,150	2,660	3,006	5,414	29,448	—	—	—
Non-cash interest expense	—	—	—	1,203	495	713	74	92	—	46,439	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	1,241	—	—
Other	—	—	(672)	957	186	258	—	1,482	1,361	37	—
Tax effect	—	—	—	—	—	—	—	—	—	—	523
	$95,788	$—	$(672)	$(36,744)	$(6,054)	$(13,011)	$5,488	$31,022	$2,602	$46,476	$523

	December 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$204,811	$—	$—	$(97,648)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	6,181	3,851	1,578	5,005	25,824	—	—	—
Non-cash interest expense	—	—	—	1,024	526	292	14	96	—	36,225	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	30,227	—	—
Other	—	(193)	—	19,306	11,793	6,075	2,226	91,431	70,596	(47,896)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	2,132
	$204,811	$(193)	$—	$(71,137)	$16,170	$7,945	$7,245	$117,351	$100,823	$(11,671)	$2,132